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                                                                    Exhibit 23.5

CONSENT OF MORGAN STANLEY & CO. INCORPORATED

November 20, 1997

True North Communications Inc.
101 East Erie Street
Chicago, Illinois  60611

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of True North Communications Inc. ("True North") on Form S-4, relating to the proposed merger among True North, Cherokee Acquisition Corporation, a wholly-owned subsidiary of True North, and Bozell, Jacobs, Kenyon & Eckhardt, Inc. of our opinion letter appearing as Annex II to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm's name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,



                                     MORGAN STANLEY & CO. INCORPORATED



                                     By: /s/ William H. Strong
                                         ------------------------------------
                                             William H. Strong
                                             Managing Director